UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 27, 2014

Date of Report (Date of earliest event reported)

PACER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Tennessee	000-49828	62-0935669
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6805 Perimeter Drive

Dublin, OH 43016

(Address of principal executive offices)

(614) 923-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 31, 2014, XPO Logistics, Inc. (“XPO”) completed the acquisition of Pacer International, Inc., a Tennessee corporation (“Pacer”), pursuant to the terms of the Agreement and Plan of Merger, dated as of January 5, 2014 (the “Merger Agreement”), by and among XPO, Pacer and Acquisition Sub, Inc., a Tennessee corporation and a direct wholly owned subsidiary of XPO (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub merged with and into Pacer (the “Merger”) with Pacer surviving the Merger as an indirect wholly owned subsidiary of XPO. The Merger was effective at 11:59 p.m. Eastern Time on March 31, 2014 (the “Effective Time”).

At the Effective Time, each share of Pacer’s common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time (other than (i) shares owned by XPO, Merger Sub or any other direct or indirect wholly owned subsidiary of XPO and not, in each case, held on behalf of third parties and (ii) shares owned by any direct or indirect wholly owned subsidiary of Pacer and not, in each case, held on behalf of third parties) was converted into the right to receive (i) $6.00 in cash (the “Per Share Cash Consideration”) and (ii) 0.1017 of a share of XPO Common Stock, which amount is equal to $3.00 divided by the average of the volume-weighted average closing prices of XPO Common Stock for the ten trading days prior to the closing, with such fraction rounded to the nearest 1/10,000 (the “Per Share Stock Consideration,” and together with the Per Share Cash Consideration, the “Merger Consideration”).

No fractional shares of XPO common stock will be issued in the Merger, and Pacer shareholders who otherwise would have received a fraction of a share of XPO common stock will receive an amount in cash.

As a result of the Merger, XPO will deliver approximately 3,615,342 shares of XPO common stock in aggregate to Pacer shareholders.

This description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated by reference to Exhibit 2.1.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the NASDAQ Stock Market’s Global Select Market (“NASDAQ”) was notified that each outstanding share of Pacer common stock was converted into the right to receive the Merger Consideration, subject to the terms and conditions of the Merger Agreement. XPO requested that NASDAQ file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (the “SEC”) with respect to the delisting of Pacer’s shares of common stock. Pacer’s common stock was delisted and removed from trading on NASDAQ on April 1, 2014.

Item 3.03.	Material Modification to Rights of Security Holders.

Pursuant to the terms of the Merger Agreement, each share of Pacer’s common stock issued and outstanding immediately prior to the Effective Time of the Merger (other than (i) shares owned by XPO, Merger Sub or any other direct or indirect wholly owned subsidiary of XPO and not, in each case, held on behalf of third parties and (ii) shares owned by any direct or indirect wholly owned subsidiary of Pacer and not, in each case, held on behalf of third parties) was converted into the right to receive the Merger Consideration.

At the Effective Time, holders of Pacer’s shares of common stock ceased to have any rights as shareholders of Pacer, other than the right to receive the Merger Consideration.

At the Effective Time, each outstanding option to purchase shares under Pacer’s stock plans, vested or unvested, was cancelled and converted in to the right to receive an amount in cash (less applicable taxes required to be withheld) equal to the total number of shares subject to the option immediately prior to the Effective Time multiplied by the excess, if any, of (1) the sum of (a) the Per Share Cash Consideration plus (b) an amount in cash equal to the product of (i) the XPO Reference Stock Price and (ii) the Per Share Stock Consideration (such sum, the “Option Cash Amount”), over (2) the exercise price per share under the stock option. If the exercise price of a Pacer option was greater than or equal to the Option Cash Amount, the option was cancelled for no consideration.

At the Effective Time, each outstanding Pacer common share subject to vesting, repurchase or other lapse restrictions (a “Restricted Share”) was, by virtue of the Merger, cancelled and converted into the right to receive the Merger Consideration with respect to each Restricted Share, less applicable taxes required to be withheld (which were withheld from the Per Share Cash Consideration portion of the Merger Consideration).

At the Effective Time, each outstanding restricted stock unit granted under Pacer’s stock plans was, by virtue of the Merger, cancelled and converted into the right to receive the Merger Consideration with respect to the restricted stock unit, less applicable taxes required to be withheld (which were withheld from the Per Share Cash Consideration portion of the Merger Consideration).

At the Effective Time, each performance stock unit under Pacer’s stock plans, to the extent that they were unvested, vested as follows: for completed performance periods, the portion of the performance stock unit eligible for vesting based on achievement of the applicable performance targets set forth in the applicable award agreement vested, and for performance periods that were not completed as of the Effective Time, the related performance stock units vested as if the target level of performance had been achieved as of the Effective Time. All of such vested performance stock units were, by virtue of the Merger, cancelled and converted into the right to receive the Merger Consideration, less applicable taxes required to be withheld with respect to such payment (which was withheld from the Per Share Cash Consideration portion of the Merger Consideration).

The information in Item 2.01 is incorporated by reference herein.

Item 5.01.	Changes in Control of Registrant.

As a result of the Merger, a change of control of Pacer occurred on March 31, 2014, on which date Merger Sub was merged with and into Pacer with Pacer surviving the Merger as an indirect wholly owned subsidiary of XPO. At the Effective Time, each share of Pacer common stock was converted into the Merger Consideration.

XPO’s source of funds for the Merger Consideration include XPO common stock, a portion of the net proceeds of XPO’s $414 million public offering of common stock, and cash on hand.

The information contained in Item 2.01 is incorporated by reference herein.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, each of the members of Pacer’s board of directors resigned from the board and ceased to be directors of Pacer. The members of Pacer’s board of directors immediately prior to the Effective Time were Daniel W. Avramovich, Dennis A. Chantland, J. Douglass Coates, P. Michael Giftos, Robert J. Grassi, Robert D. Lake and Robert F. Starzel.

Effective upon the Effective Time, the following individuals were elected to Pacer’s board of directors: Bradley S. Jacobs, M. Sean Fernandez and Gordon E. Devens.

At the Effective Time, the following officers of Pacer were replaced with officers of Merger Sub pursuant to the terms of the Merger Agreement: Daniel W. Avramovich, John J. Hafferty and Michael F. Killea.

Effective upon the Effective Time, M. Sean Fernandez was appointed President of Pacer and John J. Hardig was appointed Chief Financial Officer.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 1, 2014, Pacer amended and restated its charter and bylaws. Copies of the charter and bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 27, 2014, at a special meeting of shareholders of Pacer, Pacer’s shareholders approved the following proposals (with the final results for each matter indicated below):

Proposal No. 1. To consider and vote upon a proposal to approve and adopt the Merger Agreement. This proposal received 25,835,063 votes for approval, representing approximately 97.4% of the shares voted and 73.2% of the outstanding shares of Pacer common stock.

Proposal No. 2. To consider and cast an advisory (non-binding) vote on specified compensation that may be received by Pacer’s named executive officers in connection with the Merger. This proposal received 18,928,747 votes for approval, representing approximately 71.4% of the shares voted.

Proposal No. 3: To consider and vote upon any adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement. This proposal received 24,019,772 votes for approval, representing approximately 90.2% of the shares voted.

Proposal No. 4: To transact such other business as may properly come before the special meeting and any adjournment or postponement thereof.

These proposals are described in more detail in the proxy statement/prospectus, dated February 24, 2014, filed by Pacer on the same date.

Item 7.01.	Regulation FD Disclosure.

On March 27, 2014, Pacer issued a press release in connection with the results of the special meeting of Pacer’s shareholders. The full text of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of January 5, 2014, by and among Pacer International, Inc., XPO Logistics, Inc. and Acquisition Sub, Inc. (incorporated by reference to Exhibit 2.1 to Pacer’s Current Report on Form 8-K filed with the SEC on January 6, 2014 (File No. 000-49828)).

3.1	Third Amended and Restated Charter of Pacer International, Inc., dated April 1, 2014.

3.2	Amended and Restated Bylaws of Pacer International, Inc., dated April 1, 2014

99.1	Press Release of Pacer International, Inc., dated March 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2014	PACER INTERNATIONAL, INC.

	By:	/s/ Gordon E. Devens
	Name:	Gordon E. Devens
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of January 5, 2014, by and among Pacer International, Inc., XPO Logistics, Inc. and Acquisition Sub, Inc. (incorporated by reference to Exhibit 2.1 to Pacer’s Current Report on Form 8-K filed with the SEC on January 6, 2014 (File No. 000-49828)).

3.1	Third Amended and Restated Charter of Pacer International, Inc., dated April 1, 2014.

3.2	Amended and Restated Bylaws of Pacer International, Inc., dated April 1, 2014

99.1	Press Release of Pacer International, Inc., dated March 27, 2014.